UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2013
COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21915	82-0419266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Coldwater Creek Drive, Sandpoint, Idaho	83864
(Address of principal executive offices)	(Zip Code)

(208) 263-2266
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On December 11, 2013, Coldwater Creek Inc. (the "Company") issued a press release announcing financial results for its fiscal third quarter ended November 2, 2013. A copy of the press release is set forth as Exhibit 99.1.

The information being furnished in this Item 2.02 and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

99.1	Press release announcing fiscal 2013 third quarter results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Dated: December 11, 2013

/s/ James A. Bell
James A. Bell
Executive Vice President, Chief Operating Officer
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release announcing fiscal 2013 third quarter results

Exhibit 99.1
Coldwater Creek Announces Results for Third Quarter of Fiscal 2013

Sandpoint, Idaho, December 11, 2013 -- Coldwater Creek Inc. (Nasdaq: CWTR) today reported financial results for the three-month period ended November 2, 2013.
Third Quarter of Fiscal 2013 Operating Results

•
Consolidated net sales were $154.5 million, compared with $188.1 million in third quarter 2012. Net sales from the retail segment were $120.7 million, compared with $147.2 million in the same period last year. Comparable premium retail sales declined 16.8 percent for the quarter. Net sales from the direct segment were $33.7 million, compared with $40.9 million in the same period last year.

•
Consolidated gross profit was $48.2 million, or 31.2 percent of net sales, compared with $66.1 million, or 35.1 percent of net sales, for the third quarter of 2012. The 390 basis point decline in gross profit margin was due to deleveraging of buying and occupancy expense and lower merchandise margins reflecting increased promotional activity.

•
Selling, general and administrative expenses (SG&A) were $70.8 million, or 45.9 percent of net sales, compared with $76.1 million, or 40.5 percent of net sales, for third quarter 2012. The decrease in SG&A was across all categories with the most significant reductions coming from marketing and employee-related expenses.

•
Net loss was $23.8 million, or $0.78 per share, and included (i) other gain, net, of $8.0 million, or $0.26 per share, due to the change in the fair value of the derivative liability related to the Series A Preferred Stock issued in July 2012; (ii) a pre-tax charge of $2.3 million, or $0.07 per share, for severance and other expenses associated with the Company's cost restructuring program; (iii) a non-cash asset impairment charge of $2.7 million, or $0.09 per share, related primarily to 27 under-performing stores; and (iv) a non-cash income tax charge of $2.6 million, or $0.09 per share, related to a valuation allowance against previously recorded net deferred tax assets. This compares to third quarter 2012 net loss of $20.5 million, or $0.67 per share, which included other loss, net, of $6.8 million, or $0.22 per share, due to the change in the fair value of the derivative liability.

•
Adjusted net loss for the third quarter of fiscal 2013, excluding the gain on the derivative liability, severance expense, non-cash impairment charge and non-cash income tax charge, was $24.2 million, or $0.79 per share. This compares to an adjusted net loss of $13.7 million, or $0.45 per share, for third quarter 2012, excluding the loss on the derivative liability. (Please see the table of GAAP to Non-GAAP Reconciliation of Selected Measures attached to this press release.)

"In response to the disappointing performance of our fall merchandise, we took swift action early in the third quarter to adjust our holiday assortment, and we experienced a meaningful improvement in full-priced selling as holiday product flowed into stores starting in mid-October. During the quarter we also implemented a cost reduction program, which is expected to generate $20-$25 million in expense savings next year," said Jill Dean, President and Chief Executive Officer of Coldwater Creek. "While we are encouraged by the favorable customer response to recent deliveries, the holiday selling season is still underway and the environment remains highly competitive. Moving ahead, we believe the essential steps to accelerate our turnaround and to deliver stability to our top-line involve successful execution of our strategic merchandising and marketing initiatives, aggressive cost cutting measures and disciplined inventory management."
Balance Sheet
At November 2, 2013, cash totaled $6.8 million, as compared with $31.3 million at October 27, 2012. There were $15.0 million of borrowings outstanding under the Company's revolving line of credit as of November 2, 2013. Total inventory decreased 5.6 percent to $152.7 million from $161.7 million at the end of the third quarter last year. Inventory per square foot, which includes inventory in our retail stores and retail inventory in the distribution center, decreased approximately 1.6 percent as compared to the end of the third quarter last year.
Store Optimization Program
The Company closed one premium retail store, one factory store, and one spa during the third quarter of 2013, ending the fiscal quarter with 343 premium retail stores, 36 factory stores, and 7 spas. The Company's ongoing store optimization plan calls for the closure of up to 10 additional retail stores in fiscal 2013 for a total of approximately 50 stores since fiscal 2011.
Conference Call Information
Coldwater Creek will host a conference call on Wednesday, December 11, 2013, at 4:30 p.m. (Eastern) to discuss fiscal 2013 third quarter results. The dial in number for the call is 877-705-6003. The call will be simultaneously broadcast on the Investor Relations section of the Company's Web site at www.coldwatercreek.com. A recording of the call can be accessed for one week following the reporting date by calling 877-870-5176 and providing conference ID 13572958. A transcript of the call will also be available in the Investor Relations section of the Company's Web site.

Coldwater Creek is a leading specialty retailer of women's apparel, jewelry, and accessories. The Company was founded in 1984 in Sandpoint, Idaho, and sells its merchandise through premium retail stores across the country, online, and through its mobile applications.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:
This news release contains "forward-looking statements" within the meaning of the securities laws, including statements about the expected effect of our cost reduction program on future expense levels and the Company's expectations about future store closures. These statements are based on management's current expectations and are subject to a number of uncertainties, risks and assumptions that may not fully materialize or may prove incorrect. As a result, our actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:

•	our inability to improve our brand perception and increase traffic;

•
we may encounter unexpected costs or delays with our restructuring and cost reduction program or these initiatives may adversely affect our other initiatives and our business, which may impact our ability to achieve anticipated expense savings;

•	the risks and uncertainties of any potential strategic alternative, including whether any strategic alternative will be identified and, if identified, whether it will be pursued and consummated;

•
the inherent difficulty in forecasting consumer buying and retail traffic patterns and trends, which continue to be erratic and are affected by factors beyond our control, such as significant weather events, current macroeconomic conditions, high unemployment, continuing heavy promotional activity in the specialty retail marketplace, and competitive conditions and the possibility that because of lower than expected customer response, or because of competitive pricing pressures, we may be required to sell merchandise at lower than expected margins, or at a loss;

•
the benefits expected from aligning merchandise assortment to our brand strategy may not lead to improvements in our financial performance, may take longer to achieve than we expect, or may not resonate with our customers;

•
our potential inability to continue to fund our operations without additional sources of financing and maintain compliance with debt covenants if we do not generate sufficient net sales and improve our results of operations;

•	potential inability to attract and retain key personnel;

•
with reductions in headcount and tightly controlled expenses, we may experience an increase in demands on our managerial, operational and administrative resources, which may adversely affect our results of operations;

•	our partnership with Alliance Data Systems may not drive additional sales and create customer loyalty;

•	difficulties in forecasting consumer demand for our merchandise as a result of changing fashion trends and consumer preferences;

•	changing business and economic conditions resulting in our inability to realize our sales and earnings expectations;

•	our potential inability to recover the substantial fixed costs of our retail store base due to sluggish sales, which may result in additional impairment charges;

•	our revolving line of credit may not be fully available due to borrowing base and other limitations;

•
delays we may encounter in sourcing merchandise from our foreign and domestic vendors, including the possibility our vendors may not extend us credit on acceptable terms, and the potential inability of our vendors to finance production of the goods we order or meet our production needs due to raw material or labor shortages;

•	our initiatives to optimize our supply chain capabilities may not lead to reduction of our sourcing costs or improvement in our margins;

•	marketing initiatives may not be successful in improving the breadth of our customer base, or increasing traffic in the near term, or at all;

•
the actual number and timing of planned store closures depends on a number of factors that cannot be predicted, including among other things the future performance of our individual stores and negotiations with our landlords;

and such other factors as are discussed in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We do not assume any obligation to publicly release any revisions to forward-looking statements to reflect events or changes in our expectations after the date of this release.

Investor Relations Contact:	Media Contact:
Stephanie Allen	Sharon Stern / Annabelle Rinehart / Joe Berg
Phone: 208-263-2266	Joele Frank, Wilkinson BrimmerKatcher
E-mail: stephanie.allen@thecreek.com	Phone: 212-355-4449

COLDWATER CREEK INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except for per share data and store counts)

	Three Months Ended		Nine Months Ended
	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
Net sales:
Retail	$120,739	$147,245	$357,137	$408,386
Direct	33,746	40,879	102,779	113,312
Net sales	154,485	188,124	459,916	521,698
Cost of sales	106,330	122,059	316,757	352,722
Gross profit	48,155	66,065	143,159	168,976
Selling, general and administrative expenses	70,832	76,106	201,756	219,299
Loss on asset impairments	2,669	—	2,669	—
Loss from operations	(25,346)	(10,041)	(61,266)	(50,323)
Other loss (gain), net	(7,975)	6,797	(14,533)	5,519
Interest expense, net	3,766	3,573	10,972	5,859
Loss before income taxes	(21,137)	(20,411)	(57,705)	(61,701)
Income tax provision	2,650	115	1,880	143
Net loss	$(23,787)	$(20,526)	$(59,585)	$(61,844)
Net loss per share — Basic and Diluted	$(0.78)	$(0.67)	$(1.95)	$(2.03)
Weighted average shares outstanding — Basic and Diluted	30,619	30,504	30,580	30,460
Supplemental Data:
Catalogs mailed	14,355	15,330	28,486	39,178
Premium retail stores:
Opened	—	1	—	1
Closed	1	2	6	10
Count at end of the fiscal period	343	354	343	354
Square footage	1,952	2,026	1,952	2,026
Factory stores:
Opened	1	—	1	—
Closed	1	—	3	—
Count at end of the fiscal period	36	38	36	38
Square footage	227	255	227	255
Spas:
Count at end of the fiscal period	7	9	7	9
Square footage	36	49	36	49

COLDWATER CREEK INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except for per share data)

	November 2, 2013	February 2, 2013	October 27, 2012
ASSETS
Current assets:
Cash and cash equivalents	$6,786	$21,734	$31,294
Receivables	7,372	5,150	8,554
Inventories	152,737	125,207	161,715
Prepaid and other current assets	18,374	17,072	13,909
Deferred income taxes	1,021	1,252	2,819
Total current assets	186,290	170,415	218,291
Property and equipment, net	141,949	169,007	180,640
Deferred income taxes	—	2,112	2,207
Other assets	3,726	4,374	4,568
Total assets	$331,965	$345,908	$405,706
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$90,297	$57,891	$91,430
Accrued liabilities	73,788	87,915	90,060
Current maturities of debt and capital lease obligations	15,624	577	560
Total current liabilities	179,709	146,383	182,050
Deferred rents	67,437	82,726	86,900
Long-term debt and capital lease obligations	69,510	63,784	61,797
Supplemental executive retirement plan	10,770	10,994	12,431
Deferred income taxes	1,021	699	2,512
Other liabilities	24,651	4,186	4,275
Total liabilities	353,098	308,772	349,965
Commitments and contingencies			—
Stockholders' equity (deficit):			—
Preferred stock, $0.01 par value, 1,000 shares authorized; 1, 1 and 1 shares issued, respectively	—	—	—
Common stock, $0.01 par value, 75,000 shares authorized; 30,630, 30,531 and 30,520 shares issued, respectively	306	305	305
Additional paid-in capital	154,461	153,146	152,397
Accumulated other comprehensive loss	(1,532)	(1,532)	(2,176)
Accumulated deficit	(174,368)	(114,783)	(94,785)
Total stockholders' equity (deficit)	(21,133)	37,136	55,741
Total liabilities and stockholders' equity (deficit)	$331,965	$345,908	$405,706

COLDWATER CREEK INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended
	November 2, 2013	October 27, 2012
Operating activities:
Net loss	$(59,585)	$(61,844)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	31,506	39,037
Non-cash interest expense	6,964	3,001
Stock-based compensation expense	1,379	1,335
Supplemental executive retirement plan expense	340	441
Deferred income taxes and valuation allowance adjustments	2,542	(369)
Deferred credit card program revenue	24,679	(702)
Deferred rents	(16,228)	(15,569)
Loss (gain) on derivative liability	(14,533)	4,434
Series A Preferred Stock issuance costs	—	1,086
Net loss on asset dispositions and other termination charges	1,340	2,249
Loss on asset impairments	2,669	—
Other	(398)	207
Net change in operating assets and liabilities:
Receivables	(1,847)	(1,064)
Inventories	(27,530)	(29,740)
Prepaid and other current assets	(1,509)	(4,781)
Accounts payable	30,202	34,965
Accrued liabilities	(3,057)	(7,612)
Net cash used in operating activities	(23,066)	(34,926)
Investing activities:
Purchase of property and equipment	(7,414)	(14,234)
Proceeds from asset dispositions	891	141
Net cash used in investing activities	(6,523)	(14,093)
Financing activities:
Borrowings on revolving line of credit	28,000	10,000
Payments on revolving line of credit	(13,000)	(25,000)
Proceeds from the issuance of long-term debt	—	65,000
Payments of long-term debt and capital lease obligations	(419)	(15,309)
Payment of debt and Series A Preferred Stock issuance costs	—	(5,895)
Other	60	152
Net cash provided by financing activities	14,641	28,948
Net decrease in cash and cash equivalents	(14,948)	(20,071)
Cash and cash equivalents, beginning	21,734	51,365
Cash and cash equivalents, ending	$6,786	$31,294
Supplemental Cash Flow Data:
Interest paid, net of amount capitalized	$4,024	$2,863
Income taxes paid (refunded), net	$(354)	$3,396

COLDWATER CREEK INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION OF SELECTED MEASURES
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
Net loss:
Net loss, as reported	$(23,787)	$(20,526)	$(59,585)	$(61,844)
Excluding:
Loss (gain) on derivative liability	(7,975)	6,797	(14,533)	4,434
Severance charges	2,305	—	2,305	—
Loss on asset impairments	2,669	—	2,669	—
Non-cash income tax charge	2,615	—	2,615	—
Adjusted net loss	$(24,173)	$(13,729)	$(66,529)	$(57,410)
Net loss per share — Basic and Diluted:
Net loss per share — Basic and Diluted, as reported	$(0.78)	$(0.67)	$(1.95)	$(2.03)
Excluding:
Loss (gain) on derivative liability	(0.26)	0.22	(0.48)	0.15
Severance charges	0.07	—	0.07	—
Loss on asset impairments	0.09	—	0.09	—
Non-cash income tax charge	0.09	—	0.09	—
Adjusted net loss per share — Basic and Diluted	$(0.79)	$(0.45)	$(2.18)	$(1.88)

About Non-GAAP Selected Measures
The Company reports its consolidated financial results in conformity with accounting principles generally accepted in the United States (GAAP). The accompanying press release dated December 11, 2013, contains non-GAAP financial measures. These non-GAAP financial measures include adjusted net loss and adjusted net loss per share, which excludes the loss or gain on the derivative liability, severance charges associated with the cost reduction program, loss on asset impairments, and non-cash income tax charge related to a valuation allowance against previously recorded net deferred tax assets. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in conformity with GAAP. Management believes that these non-GAAP financial measures provide meaningful supplemental information because they exclude activity that is not included by management when assessing the performance of the Company. The Company may consider whether other significant items that arise in the future should be adjusted from GAAP measures.